SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 01/31/2005
FILE NUMBER 811-5686
SERIES NO.: 5

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A                        $12,844
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                        $ 5,667
              Class C                        $ 1,104
              Class R                        $    52
              Investor Class                 $ 5,241

73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A                        $000.2231
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                        $000.1986
              Class C                        $000.1986
              Class R                        $000.2141
              Investor Class                 $000.2231

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                        $55,951
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                        $26,697
              Class C                        $ 5,249
              Class R                        $   322
              Investor Class                 $21,795

74V.     1.   Net asset value per share (to nearest cent)
              Class A                       $   6.62
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                        $  6.62
              Class C                        $  6.60
              Class R                        $  6.61
              Investor Class                 $  6.63